Exhibit 99.1

Equinix to Expand Canadian Operations with US$750 Million Acquisition of 13 Bell Data Center Sites

Expansion in Eight Metros Will Enable Canadian Businesses and Multinationals Operating in Canada to Accelerate Digital Transformation

REDWOOD CITY, Calif., June 1, 2020 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced it has entered into a definitive agreement to purchase a portfolio of 13 data centers across Canada from BCE Inc. ("Bell") for US$750 million (CA$1,041 million) in an all-cash transaction. The 13 data center sites, which represent 25 Bell data center facilities1, are expected to generate approximately US$105 million (CA$150 million) annualized revenue (Q4'20E LQA), which represents a purchase multiple of approximately 15x EV / adjusted EBITDA. The acquisition is expected to close in 2H 2020, subject to customary closing conditions including regulatory approval, and it is expected to be immediately accretive to Equinix's adjusted funds from operations (AFFO) per share upon close, excluding integration costs.

The addition of these strategic assets, their associated operations and the more than 600 customers operating within the data centers will further strengthen Equinix's global platform, which currently includes more than 210 data centers across 55 metros. It will benefit businesses by: increasing interconnection within Canada and between Canada and the rest of the world, opening seven new metros in six provinces to extend the digital edge of Platform Equinix®, and adding key customers in strategic sectors to further increase the value of the ecosystem available at Equinix. Under the terms of the agreement, Equinix and Bell will begin a strategic partnership to enable enterprises in Canada to leverage hybrid multicloud solutions to accelerate their digital transformation.

The acquisition will expand Equinix's coverage in Canada coast to coast, making it a market leader in data center and interconnection services. In addition to adding new capacity in Toronto, Ontario, where Equinix currently operates two International Business Exchange™ (IBX®) data centers, it will extend Equinix's interconnection services to seven new metros. These metros include Calgary, Alberta; Kamloops and Vancouver, British Columbia; Millidgeville, New Brunswick; Montreal, Quebec; Ottawa, Ontario; and Winnipeg, Manitoba.

Equinix's expansion across Canada unlocks opportunities for Canadian businesses expanding internationally and for multinational corporations pursuing growth and innovation in the Canadian market. Canadian companies will benefit from the ability to accelerate their evolution from traditional to digital businesses by rapidly scaling their infrastructure, easily adopting hybrid multicloud architectures and interconnecting with strategic business partners within the Platform Equinix ecosystem of nearly 10,000 customers.

Highlights / Key Facts

  Canada is the third largest economy in the Americas, and the 10th largest in the world.2 It is a high-growth market with a business focus on accelerating cloud adoption, and major cloud players have increased investments in Canada to accommodate this demand.
  The 13 data centers, six of which are owned assets, will add approximately 1.2 million gross square feet of data center space and 400,000 square feet of colocation space to Platform Equinix. The facilities will also provide a platform for future expansion in Canada.
  More than 600 Bell customers currently operating within the 13 data centers will become Equinix customers, with more than 500 of these representing net new customers. The acquired customers comprise a diversity of sectors and segments, including enterprise, cloud and IT, government and financial services.
  The strategic partnership between Equinix and Bell plans to deliver integrated networking and hybrid multicloud services, both directly and through the combined partner ecosystems of the two companies. The joint offering will combine Bell's telecommunications services and technology expertise with Equinix's global platform of interconnected data centers and business ecosystems.
  Over time, Equinix plans to introduce Equinix Cloud Exchange Fabric™ (ECX Fabric™) to all 13 data centers. ECX Fabric is an on-demand, SDN-enabled interconnection service that allows any business to connect between its own distributed infrastructure and any other company's distributed infrastructure, including the world's largest network service and cloud providers, on Platform Equinix.
  The acquisition of the 13 Bell data centers will further extend Equinix's ability to provide businesses with the direct and secure connectivity they need to expand their global reach in new and existing markets. According to Volume 3 of the Global Interconnection Index, interconnection is becoming an essential building block of the digital economy. By providing additional interconnection capacity in these key markets, Equinix continues to play an important role in helping companies extend their IT operations to the digital edge through the interconnection of people, locations, clouds and data.
  Citi and J.P. Morgan acted as financial advisors to Equinix.

Quotes

  Charles Meyers, President and CEO, Equinix
  "Canadian businesses are in the midst of a significant transformation as they evolve their operations to be increasingly digital and cloud-enabled. With a platform that enables companies to increase the scale, reach and connectivity of their growing digital businesses, Equinix provides a compelling vision for businesses to rapidly and broadly interconnect with the people, locations, cloud services and data that matter most to their business. This expansion is a significant win for Canadian businesses, as well as for multinational companies that can leverage Platform Equinix to increase their digital presence in Canada by interconnecting to a rich ecosystem of customers, business partners and other strategic companies in Canada."
  Jon Lin, President, Americas, Equinix:
  "The acquisition of these 13 strategic assets further extends the depth and breadth of Equinix's global platform, which currently spans 26 countries and 55 metros. It will position Equinix as a market leader for data center and interconnection services in Canada, with high-quality assets from coast to coast and a large, diversified ecosystem of Canadian businesses. Additionally, it opens key gateways for North America to Asia through Vancouver and North America to Europe through the submarine cable systems in the Millidgeville area."
  Tom Little, President, Bell Business Markets:
  "Our partnership with Equinix will further accelerate digital transformation opportunities for Canadian enterprise customers, combining access to Equinix's interconnected global data centre platform with Bell's advanced broadband network connections, wide range of cloud solutions and experienced professional services team."

Additional Resources

  Interconnecting Canada from Coast to Coast [blog]
  Worldwide Colocation and Interconnection Services 2019-2020 Vendor Assessment [IDC report]
  Infrastructure Is Everywhere [Gartner report]
  Learn more about Platform Equinix [website]
  Global Interconnection Index, Volume 3 [market study]

About Equinix
Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. On this global platform for digital business, companies come together across more than 50 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures. www.equinix.com.

Forward-Looking Statements
This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual results to differ materially from expectations discussed in such forward-looking statements, including statements related to the acquisition of data centers from Bell, the expected benefits from the acquisition and the expected timing for closing the acquisition. Factors that might cause such differences include, but are not limited to, risks to our business and operating results related to the COVID-19 pandemic, unanticipated costs or difficulties relating to the integration of data centers or companies we have acquired or will acquire into Equinix, including the data centers we may acquire from Bell; the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix services, including in the Bell data centers; a failure to receive significant revenue from customers in recently built out or acquired data centers, including those acquired from Bell; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

1 Note: Equinix counts a building (including a building that has had multiple phased expansions over time) as a single "data center." Bell counts each expansion within a building as a separate data center.

2 World Economic Forum: https://www.weforum.org/agenda/2020/02/india-gdp-economy-growth-uk-france/

CONTACT: Equinix Media Contact (Global) David Fonkalsrud, +1 650-598-6240, dfonkalsrud@equinix.com, Investor Relations Contacts, Katrina Rymill, +1 650-598-6583, krymill@equinix.com, Chip Newcom, +1 650-598-6262, cnewcom@equinix.com,